UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 30, 2009

Exact Name of Registrant as Specified in Its Charter	Commission File Number	I.R.S. Employer Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

900 Richards Street, Honolulu, Hawaii 96813

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662—Hawaiian Electric Industries, Inc. (HEI)

(808) 543-7771—Hawaiian Electric Company, Inc. (HECO)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Revenue Bonds/HECO $75 million credit facility

The following is an update to the discussion in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Electric utility” under “Liquidity and capital resources,” which is incorporated herein by reference to pages 72-75 of HEI’s and HECO’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and to HEI’s and HECO’s Current Report on Form 8-K dated July 2, 2009.

1.	Special Purpose Revenue Bond Financing. In October 2008, HECO, HELCO and MECO filed an application with the PUC for approval of one or more special purpose revenue bond (SPRB) financings under the 2007 legislative authorization (which authorized the issuance by the Department of Budget and Finance of the State of Hawaii (DBF) of SPRBs for up to $260 million for the benefit of HECO, up to $115 million for the benefit of HELCO and up to $25 million for the benefit of MECO). On June 29, 2009, the PUC granted the approvals necessary to permit the electric utilities to borrow the proceeds from the issuance of the SPRBs in the amounts requested. On July 30, 2009, the DBF issued (pursuant to the 2007 legislative authorization), at par, Series 2009 SPRBs in the aggregate principal amount of $150 million, which bonds are uninsured, with a maturity of July 1, 2039 and a fixed coupon interest rate of 6.50%, and loaned the proceeds to HECO ($90 million) and HELCO ($60 million). The $150 million proceeds are planned to be drawn down promptly to reimburse HECO and HELCO for previously incurred capital expenditures and, in turn, are expected to be used principally to repay their short-term borrowings.

2.	Syndicated credit facility. Effective December 8, 2008, HECO entered into a 9-month revolving unsecured credit agreement establishing a line of credit facility of $75 million with a syndicate of four financial institutions (HECO $75 Million Facility). Under the terms of the HECO $75 Million Facility, on August 4, 2009, the second business day following receipt of the proceeds of the Series 2009 SPRBs by HECO and HELCO, the HECO $75 Million Facility will terminate.

Item 8.01	Other Events.

On July 31, 2009, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. TO ANNOUNCE SECOND QUARTER 2009 FINANCIAL RESULTS ON AUGUST 6, 2009

HONOLULU — Hawaiian Electric Industries, Inc. (NYSE—HE) said today that it plans to announce its second quarter 2009 financial results on Thursday, August 6, 2009.

The Company also announced that it has scheduled a conference call beginning at 2:00 p.m. Eastern time on Friday, August 7, 2009. Management will present an overview of second quarter 2009 results and outlook.

Interested parties may listen to the conference by calling (800) 299-0148 and entering passcode: 98667926, or by listening to a webcast on HEI’s website at http://www.hei.com.

An on-line replay of the webcast will be available at the same website beginning about two hours after the event. Replays of the teleconference will also be available approximately two hours after the event through August 21, 2009, by dialing (888) 286-8010, passcode: 77389401.

HEI supplies power to over 400,000 customers or 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited and provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, F.S.B., one of Hawaii’s largest financial institutions.

Forward-Looking Statements

Statements made orally on the above-referenced webcast/conference call may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as expects, anticipates, intends, plans, believes, predicts, estimates or similar expressions. In addition, any statements concerning future financial performance (including future revenues, expenses, earnings or losses or growth rates), ongoing business strategies or prospects and possible future actions, which may be provided by management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and assumptions about HEI and its subsidiaries, the performance of the industries in which they do business and economic and market factors, among other things. These forward-looking statements are not guarantees of future performance.

Forward-looking statements made orally on the above-referenced webcast/conference should be read in conjunction with the “Forward-Looking Statements” discussion (which is incorporated by reference herein) set forth on pages iv and v of HEI’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, and in HEI’s future periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of the above-referenced webcast/conference call.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello Senior Financial Vice President, Treasurer and Chief Financial Officer	Tayne S. Y. Sekimura Senior Vice President, Finance and Administration
(Principal Financial Officer of HEI) Date: July 31, 2009	(Principal Financial Officer of HECO) Date: July 31, 2009

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